UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported)   November 17, 2009

VIVAKOR, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	333-155686	26-2178141
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number

2590 Holiday Road
Suite 100
Coralville, Iowa 52241
(Address of principal executive offices)

(319) 625-2172
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01  Other Events

On November 17, 2009, the Board of Directors of Vivakor, Inc. approved a dividend of shares of common stock of HealthAmerica, Inc., a Nevada corporation, of which Vivakor owns approximately 84% of the outstanding common stock. Shareholders of Vivakor will be entitled to receive one share of HealthAmerica common stock for each share of Vivakor common stock beneficially owned on the record date. The record date for the dividend is expected to be December 1, 2009, subject to review and approval of FINRA, and the distribution date is expected to be December 9, 2009.  After the dividend, Vivakor will continue to own approximately 62% of the outstanding shares of common stock of HealthAmerica.

Item 9.01   Financial Statements and Exhibits

(d)           Exhibits

99.1           Press Release dated November 17, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIVAKOR, INC.
(Registrant)

By: /s/ Tannin J. Fuja
Name: Tannin J. Fuja
Title: President and Chief Executive Officer

Date: November 17, 2009

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